UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2014

Cypress Energy Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-36260	61-1721523
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5727 S. Lewis Avenue, Suite 500

Tulsa, Oklahoma 74105

(Address of principal executive offices and zip code)

(918) 748-3900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On October 21, 2014, Cypress Energy Partners, L.P. (“Cypress”) entered into Amendment No. 1 to Credit Agreement among Cypress, as borrower, certain of its affiliates, as co-borrowers and guarantors, Deutsche Bank AG, New York Branch, as a lender, issuing bank, swing line lender and collateral agent, the other lenders from time to time party thereto, and Deutsche Bank Trust Company Americas, as the administrative agent (the “Credit Agreement Amendment”), which amends the secured credit agreement that closed on December 24, 2013 (as amended to date, the “Credit Agreement”). The Credit Agreement Amendment increases the aggregate commitment under the Credit Agreement by approximately 67 per cent, from $120 million to $200 million. The Credit Agreement Amendment also extends the Credit Agreement’s maturity date to December 24, 2018 and provides an increase in the aggregate commitments under the senior secured acquisition revolving subfacility to $125 million, an increase in the aggregate commitments under the working capital subfacility to $75 million, and an increase in the accordion feature that allows Cypress to increase the available borrowings under the facilities to $125 million.

Certain of the lenders under the Credit Agreement, as well as certain of their respective affiliates, have performed and may in the future perform for Cypress and its subsidiaries various commercial banking, investment banking, underwriting, financial advisory and other financial services, for which such lenders and their respective affiliates have received and may in the future receive customary fees and expenses.

The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”) and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Information reported under Item 1.01 of this Report is incorporated by reference in response to this Item 2.03. As of the date of this report, Cypress had $25.0 million outstanding under the senior secured acquisition revolving subfacility and $50.0 million outstanding under the working capital subfacility components of the Credit Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amendment No. 1 to Credit Agreement, dated as of December 24, 2013 between Cypress, as borrower, certain of its affiliates as co-borrowers and guarantors, Deutsche Bank AG, New York Branch, as a lender, swing line lender and collateral agent, the other lenders from time to time party thereto, and Deutsche Bank Trust Company Americas, as the administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cypress Energy Partners, L.P.

	By:	Cypress Energy Partners GP, LLC, its general partner

Dated: October 24, 2014	By:	/s/ G. Les Austin
Name: G. Les Austin Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 1 to Credit Agreement, dated as of December 24, 2013 between Cypress, as borrower, certain of its affiliates as co-borrowers and guarantors, Deutsche Bank AG, New York Branch, as a lender, swing line lender and collateral agent, the other lenders from time to time party thereto, and Deutsche Bank Trust Company Americas, as the administrative agent.